INTACTA and EnPartner to Provide Wireless

and Mobile Commerce Applications

Partnership Leverages INTACTA Technology, EnPartner Integration Expertise

Atlanta, GA, December 12, 2000:   Intacta Technologies Inc. (OTCBB: ITAC) and EnPartner LLC, the e-services company of Primus Software Corporation, announced today a partnership to provide mobile, wireless and e-commerce applications for customers using Intacta.Code. The companies, both headquartered in Atlanta, will work closely in the coming months to integrate secure, pervasive e-commerce solutions for Fortune 1000 companies. EnPartner has extensive experience in enterprise application integration and wireless transcoder development, enabling customers to quickly integrate handheld and wireless access to enterprise applications.

"By using Intacta.Code as a transport for wireless data, we instantly add security and reliability," said Marvin Schulwolf, Director of Business Development at EnPartner, LLC. "Our customers are rapidly moving toward mobile access to enterprise applications, but, until now, secure and efficient communication with mobile devices was a big concern. Intacta.Code solves many of these problems."

Intacta Technologies, an Atlanta-based company, was originally founded in Israel. The companies are members of the American-Israel Chamber of Commerce.

Intacta.Code

Intacta.Code deploys Compression, Encoding, and Error Correction Engines that compress, secure and correct content using patented processes originally developed for the military. The error correction is very robust, allowing for degradation of the transmission or storage medium while maintaining 100% of the content and format. Intacta.Code's ability to seamlessly embed itself into virtually any application (or device) has created a wide spectrum of uses ranging from:

  The world's largest newspaper, Japan's Yomiuri Shimbun, uses Intacta.Code to deliver multimedia files directly in newsprint to its 10 million daily readers.

  Intacta.Code was recently featured in President Clinton's Digital Divide Tour, demonstrating the compression and transmission of data for processing text-to-speech information for the visually impaired.

  An Intacta.Code "plug-in" for IBM's WebSphere Transcoder Publisher for pervasive computing platform is now available, for use on Palm OS devices.

  Intertek Testing Services, the world's largest import/export testing and documentation service, uses Intacta.Code to generate 'tamper-proof' export documentation.

About Intacta Technologies Inc.

INTACTA (OTCBB:ITAC) is a U.S. based software company headquartered in Atlanta, Georgia with its research and development facilities in Beer Sheva, Israel. The Company develops and markets software components designed to bridge enterprise communications and information management systems across digital and non-digital media. Intacta.Code™, the company's flagship product, is an award winning technology patented in the United States, Israel and Europe. Platform independent, and language transparent, Intacta.Code is designed to integrate with existing enterprise communications and information management systems which require enhancements to security, transmission, and device handling capability on handheld platforms, including Windows CE, WAP and Palm OS. Intacta licenses its Intacta.Code to developers and system integrators, either as a stand-alone module or as an SDK for seamless and transparent integration within any application. More information about Intacta.Code may be found at www.intacta.com.

About EnPartner LLC

EnPartner, LLC is the Systems Integration and Software Services company of Primus Software Corporation, based in Atlanta, Georgia with offshore development offices in Bangalore, India. The company provides products and services in leading edge web, wireless and internet technologies. EnPartner recommends, builds, installs and hosts products in areas such as Enterprise Integration, M-and E-Commerce, Document and Workflow systems, Web Site Development Tools and Wireless Applications. Primus Software Corporation has been providing extremely high-end technical and programming staff augmentation services for the past five years.

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.

Media Contact:
Steve Bosak
SRB Communications
630-406-6130
steve@srbcomm.com

Company Contacts:
Noel Bambrough
Intacta Technologies Inc.
404-880-9919
nbambrough@intacta.com

Marvin Schulwolf
EnPartner, LLC/Primus Software Corporation
770-300-0004 x33
marvin@primussoft.com

Intacta and Intacta.Code are trademarks of the Company. All other company/product names mentioned may be trademarks or registered trademarks of their respective holders and are used for identification purpose only.